UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2023

 North Haven Private Income Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01489	87-4562172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class S Units	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
Emerging growth company x
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. x

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2023 (the “Closing Date”), North Haven Private Income Fund LLC (the “Company”) together with its wholly owned subsidiary, PIF Financing II SPV LLC (“PIF II”), entered into a Loan and Security Agreement with PIF II, as the borrower, Citizens Bank, N.A. (“CBNA”), as the facility agent, the lenders party thereto (collectively, the “Lenders”), the Company, as the servicer, equityholder and transferor, and State Street Bank and Trust Company, as collateral agent, account bank and collateral custodian, and the other various supporting documentation, pursuant to which the Lenders have agreed to (a) extend credit to PIF II on the Closing Date in an aggregate principal amount of up to $235,000,000 at any one time outstanding, and (b) prior to the date that is 180 days following the Closing Date, subject to certain conditions, allow PIF II to elect to increase the outstanding commitments of CBNA by an additional $100,000,000 (which aggregate amounts may be increased to a maximum of $700,000,000, subject to certain conditions set forth in the Loan and Security Agreement) (the Loan and Security Agreement together with the various supporting documentation, the “CBNA Funding Facility”).

The obligations of PIF II under the CBNA Funding Facility are secured by all of the assets held by PIF II, including the loans to be contributed or transferred by the Company to PIF II. The CBNA Funding Facility is a revolving funding facility with a reinvestment period ending September 12, 2026 and a final maturity date of September 12, 2028. Borrowings under the CBNA Funding Facility bear interest at a rate based on Term SOFR (or, if such reference rate is not available, a benchmark replacement or a “base rate” (which is the greatest of the Daily SOFR Rate, a prime rate, and the federal funds rate plus 0.50%), as applicable), plus a margin equal to (i) 2.75% during the reinvestment period or (ii) 2.90% after the reinvestment period, with Term

SOFR subject to a floor of zero. Under the CBNA Funding Facility, the Company and PIF II, as applicable, have made customary representations and warranties, and are required to comply with various covenants, servicing procedures, limitations on disposition of loans held by PIF II, reporting requirements and other customary requirements for similar revolving funding facilities. The Loan and Security Agreement includes usual and customary events of default for revolving funding facilities of this nature.

Borrowings under the CBNA Funding Facility are subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended, applicable to the Company.

The description above is only a summary of the material provisions of the CBNA Funding Facility and is qualified in its entirety by reference to the copy of the Loan and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
Exhibits

10.1*    Loan and Security Agreement, dated as of September 12, 2023, among PIF Financing II SPV LLC, as borrower, Citizens Bank, N.A., as facility agent and as a lender, the other lenders party thereto, North Haven Private Income Fund LLC, as servicer, as equityholder and as transferor, and State Street Bank and Trust Company, as collateral agent, as account bank and as collateral custodian

*Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2023	North Haven Private Income Fund LLC

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer